EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G to which this Agreement is annexed as Exhibit 1, and any amendments thereto, is and will be filed on behalf of each of them in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning it contained herein and therein but shall not be responsible for the completeness and accuracy of the information concerning the others.

Date: February 3, 2023

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Kevin Jinwei ZHANG
Name:	Kevin Jinwei ZHANG
Title:	Company Secretary

ALIBABA.COM LIMITED

By:	/s/ Kevin Jinwei ZHANG
Name:	Kevin Jinwei ZHANG
Title:	Director

ALIBABA.COM INVESTMENT HOLDING LIMITED

By:	/s/ Kevin Jinwei ZHANG
Name:	Kevin Jinwei ZHANG
Title:	Director

ALIBABA.COM INTERNATIONAL (CAYMAN) HOLDING LIMITED

By:	/s/ Kevin Jinwei ZHANG
Name:	Kevin Jinwei ZHANG
Title:	Director

ALIBABA.COM INTERNATIONAL (BVI) HOLDING LIMITED

By:	/s/ Kevin Jinwei ZHANG
Name:	Kevin Jinwei ZHANG
Title:	Director

ALIBABA SINGAPORE HOLDING PRIVATE LIMITED

By:	/s/ Albert Yun-quan LIU
Name:	Albert Yun-quan LIU
Title:	Director

ALIBABA.COM SINGAPORE E-COMMERCE PRIVATE LIMITED

By:	/s/ Kevin Jinwei ZHANG
Name:	Kevin Jinwei ZHANG
Title:	Director

ALIBABA.COM (EUROPE) LIMITED

By:	/s/ Kevin Jinwei ZHANG
Name:	Kevin Jinwei ZHANG
Title:	Director